Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 17, 2007, in the Registration Statement (Form S-1 No. 333-             and related Prospectus of BioForm Medical, Inc. for the registration of                  shares of its common stock.

/s/ Ernst & Young LLP

Milwaukee, Wisconsin

August 17, 2007